                                                                      EXHIBIT 11

                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                Statement re Computation of Per Share Earnings

The following computations set forth the calculations of primary and fully diluted net income per common share and common share equivalents for the three and nine month periods ended September 30, 1997 and 1996.

                                               Primary      Fully Diluted
                                               Earnings       Earnings
                                               Per Share      Per Share
                                               -----------  -------------
                             (amounts in thousands, except per share data)

For the three months ended September 30, 1997:
 Net income                                        $2,455       2,455
                                                   ======       =====

 Weighted average number of common
  shares outstanding                                7,767       7,767
 Common share equivalents resulting
  from stock options                                   27          28
                                                   ------       -----
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                7,794       7,795
                                                   ======       =====

 Net income per common and
  common equivalent share                          $ 0.31        0.31
                                                   ======       =====



For the three months ended September 30, 1996:
 Net income                                        $2,292       2,292
                                                   ======       =====

 Weighted average number of common
  shares outstanding                                7,762       7,762
 Common share equivalents resulting
  from stock options                                   14          14
                                                   ------       -----

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                7,776       7,776
                                                   ======       =====

 Net income per common and
  common equivalent share                          $ 0.30        0.30
                                                   ======       =====


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

                                                  Primary      Fully Diluted
                                                  Earnings        Earnings
                                                  Per Share       Per Share
                                                  ---------     -------------
                                 (amounts in thousands, except per share data)

For the nine months ended September 30, 1997:
 Net income                                          $3,635          3,635
                                                     ======          =====

 Weighted average number of common
  shares outstanding                                  7,767          7,767
 Common share equivalents resulting
  from stock options                                     27             28
                                                     ------          -----

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                  7,794          7,795
                                                     ======          =====

 Net income per common and
  common equivalent share                            $ 0.47           0.47
                                                     ======          =====




For the nine months ended September 30, 1996:
 Net income                                          $7,103          7,103
                                                     ======          =====

 Weighted average number of common
  shares outstanding                                  7,762          7,762
 Common share equivalents resulting
  from stock options                                     13             14
                                                     ------          -----

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                  7,775          7,776
                                                     ======          =====

 Net income per common and
  common equivalent share                            $ 0.91           0.91
                                                     ======          =====